Exhibit 99.1

Note: Throughout this document, certain confidential material contained herein has been omitted and has been separately filed with the Commission. Each place where such an omission has been made is marked with an [**]

Amended and Restated

Safeguard Scientifics, Inc.
Transaction Bonus Plan

Section 1. Purpose and History

In connection with the Board’s strategic plan as approved by the Board in its meeting on January 16, 2018 (the “Strategic Plan”), the Safeguard Scientifics, Inc. Transaction Bonus Plan was established on April 6, 2018 (the “Prior Plan”). This Amended and Restated Safeguard Scientifics, Inc. Transaction Bonus Plan amends and restates the Prior Plan as of the Effective Date. The Plan is designed to promote the interests of the Company and its stockholders by providing an additional incentive to employees to maximize the value of the Company’s business.

Section 2. Definitions

When used in this Plan, unless the context otherwise requires, the following terms shall have the meanings set forth next to such terms:

(a)               “Award” shall mean the contingent right of a Participant to receive a payment under the Plan from the Bonus Pool based on the Participant’s Bonus Pool Percentage, subject to the terms and conditions of the Plan and an Award Agreement.

(b)               “Award Agreement” shall mean a written agreement entered into between the Company and a Participant in connection with an Award (including any notice of an Award executed and delivered by the Company to a Participant and which is countersigned or acknowledged by such Participant) which sets forth a Participant’s Bonus Pool Percentage.

(c)               “Board” shall mean the Board of Directors of the Company or a committee designated by the Board of Directors of the Company.

(d)               “Bonus Pool Percentage” shall mean the percentage of the Bonus Pool allocated for a Participant as set forth in each Participant’s Award Agreement.

(e)               “Bonus Pool Reserve” shall mean the portion of the Bonus Pool that is unallocated as of a Vesting Date, whether because such portion was never specifically allocated by the Board or because of any forfeited Awards in accordance with Section 5.

(f)                “Cause” shall have the same meaning as in the employment agreement by and between the Participant and the Company or, if no such agreement exists, then shall mean (i) the Participant’s failure to adhere to any written Company policy if the Participant has been given a reasonable opportunity to comply with such policy or cure the Participant’s failure to comply (which reasonable opportunity must be granted during the ten-day period preceding the Participant’s termination of employment by the Company); (ii) the Participant’s appropriation (or attempted appropriation) of a material business opportunity of the Company, including attempting to secure or securing any personal profit in connection with any transaction entered into on behalf of the Company; (iii) the Participant’s misappropriation (or attempted misappropriation) of any Company fund or property; or (iv) conviction of the Participant, or the Participant entering a guilty plea or plea of no contest with respect to, a felony, the equivalent thereof, or any other crime with respect to which imprisonment is a possible punishment.

(g)               “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations issued thereunder.

(h)               “Company” shall mean Safeguard Scientifics, Inc., a Pennsylvania corporation, and its subsidiaries and affiliates.

(i)                 “Continuous Service” shall mean the uninterrupted provision of services to the Company as an employee. Continuous Service shall not be considered to be interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company as an employee, or (iii) any change in status as long as the individual remains in the service of the Company, as an employee. An approved leave of absence shall include, without limitation, sick leave, military leave, vacation (pursuant to Company policy) or any other personal leave authorized by the Company.

(j)                 “Effective Date” shall mean February 18, 2019.

(k)               “Good Reason” shall mean shall have the same meaning as in the employment agreement by and between the Participant and the Company or, if no such agreement exists, then shall mean (i) a material reduction of the Participant’s base salary; or (ii) the relocation of the Company’s principal executive offices to a location which is more than 30 miles away from the location of the Company’s principal executive offices on the Effective Date.

(l)                 “Participant” shall mean an employee of the Company who has been granted an Award by the Board under the Plan.

(m)             “Plan” shall mean the Amended and Restated Safeguard Scientifics, Inc. Transaction Bonus Plan, as it may be amended or supplemented from time to time.

(n)               “Portfolio Sale” shall mean the occurrence, in a single transaction or in a series of related transactions, pursuant to which either (i) the Company sells, transfers or otherwise disposes of multiple partner company assets representing, in the aggregate, a material portion of the Company’s assets (as determined in good faith by the Board) or (ii) in which the Company is sold, merged or consolidated with or into another company.

(o)               “Sale Transaction(s)” shall mean any sale or other liquidation of any of the assets of the Company on or following the adoption of the Strategic Plan of the Company, including, but not limited to, a Portfolio Sale. The Board shall have the sole and absolute discretion to determine whether a Sale Transaction has occurred.

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(p)               “Transaction Consideration” shall mean, in connection with any Sale Transaction(s), (i) the cash consideration received directly or indirectly by the Company, minus (ii) the sum of (x) the commissions, fees and expenses payable to the Company’s investment bankers and the amount of fees and expenses payable to the Company’s professional advisors in connection with the Sale Transaction. For purposes of Transaction Consideration, cash shall not be considered paid to the Company unless and until the cash has been received by the Company and shall include any cash received by the Company upon the sale of securities or other consideration received in connection with any Sale Transaction.

(q)               “Vesting Date” shall mean the date a Vesting Threshold is achieved or the date a Portfolio Sale is consummated.

(r)                “Vesting Threshold” shall mean an amount of Transaction Consideration or a Portfolio Sale that triggers vesting of the right to receive an Award in accordance with Section 4.

Section 3. Plan Administration

The Plan shall be administered by the Board. Subject in all respects to Section 8(j), the Board shall have such powers and authority as may be necessary or appropriate for the Board to carry out its functions as described herein, including, but not limited to, (a) complete authority to interpret and administer the Plan, any Awards granted under the Plan and any Award Agreements evidencing Awards granted under the Plan, (b) exercise all of the powers granted to it under the Plan, (c) construe, interpret and implement the Plan and any Award Agreements, (d) prescribe, amend and rescind rules and regulations relating to the Plan and any Award Agreements, including rules governing its own operations, (e) make all determinations necessary or advisable in administering the Plan and any Award Agreements, (f) correct any defect, supply any omission and reconcile any inconsistency in the Plan or in any Award Agreements, (g) amend the Plan and any Award Agreements to reflect changes in applicable law, (h) delegate such powers and authority to such person as it deems appropriate with respect to the Plan and any Award Agreements, and (i) waive any conditions under any Awards (including any such conditions contained in any Award Agreements). The determination of the Board on all matters relating to the Plan or any Award Agreement shall be final, binding and conclusive. No member of the Board or Board shall be liable for any action or determination made by the Board with respect to the Plan, any Award Agreement or any Award.

Section 4. Grant of Awards and Bonus Pool

(a)               Eligibility and Award Amounts. Each employee of the Company designated by the Board who executes an Award Agreement is eligible for Awards under the Plan, provided that he or she (i) does not voluntarily resign from the Company without Good Reason, or (ii) is not terminated from employment by the Company for Cause, in each case prior to the payment of the applicable Award.

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(b)               Bonus Pool.

(i)                 In connection with Sale Transaction(s) hereunder, the Company shall provide a cash bonus pool (a “Bonus Pool”) in an aggregate amount as set forth in the following schedule following the achievement of the corresponding Vesting Threshold(s):

Bonus Pool	Vesting Threshold
$[**] million	$[**] million
$[**] million	$[**] million
$[**] million	$[**] million
$[**] million	$[**] million
.01333 multiplied by Transaction Consideration	Any amounts above $[**] million

The achievement of the Vesting Threshold, and corresponding Bonus Pool, shall be determined on an aggregate basis after each Sale Transaction; provided, however, that no Bonus Pool shall be created if the total Transaction Consideration from all Sale Transactions which have occurred as of such date is less than $[**] million. From time to time, but no less often than quarterly, the Board shall review and confirm a report from the Chief Executive Officer concerning the aggregate value of any Transaction Consideration from all Sale Transactions relative to the Vesting Threshold(s), including any incremental increase from the previous quarter. The Board shall retain the sole discretion to increase the Bonus Pool in the event that the Transaction Consideration, determined on an aggregate basis after each Sale Transaction, satisfies one Vesting Threshold but not the subsequent Vesting Threshold.

(ii)              On a Vesting Date, the Bonus Pool shall be allocated and paid to Participants based on a product of (x) the Participant’s Bonus Pool Percentage and (y) the Bonus Pool calculated as of the Vesting Date, minus any previously paid portion of the Bonus Pool. In addition to the foregoing, at each Vesting Date, the Bonus Pool Reserve shall be allocated among the Participants, as determined by the Board in its sole discretion, such that the entire Bonus Pool as of any given Vesting Date shall be allocated and payable to Participants.

For the avoidance of doubt, allocations from the Bonus Pool shall be cumulative.

For example, if multiple initial Sale Transactions (“Multiple Initial Sales Transactions”) occur, with aggregate Transaction Consideration of $[**] million and the next Sales Transaction (the “Next Sales Transaction”) occurs with Transaction Consideration of $[**] million (amounting to $[**] million in aggregate Transaction Consideration), then a Participant with a 2% Bonus Pool Percentage will first be entitled to a payment of $[**] (i.e., 2% of $[**]) following the Multiple Initial Sales Transactions and then, following the Next Sales Transaction, another payment of $[**] (i.e., 2% of $[**] million, less the bonus paid with respect to the Multiple Initial Sales Transactions), for a total Award of $[**].

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(iii)            Notwithstanding anything contained herein to the contrary, the occurrence of a Portfolio Sale shall automatically constitute a Vesting Threshold equal to at least $[**] million and a minimum aggregate Bonus Pool equal to $[**] million which shall be allocated pursuant to Section 4(b)(ii). If a Portfolio Sale occurs and the Company retains assets that are later sold in a Sale Transaction, a Bonus Pool may become payable pursuant to Section 4(b)(i) if a Vesting Threshold of $[**] million or more is achieved.

(c)               Payment and Form of Payment. Subject to Section 8(i), payments in connection with Awards (subject to applicable tax withholding) shall paid in cash, as determined by the Board, not later than March 15th of the calendar year following the calendar year in which the Vesting Date is achieved.

(d)               Additional Payment Conditions. A Participant shall not be eligible to receive payments pursuant to his or her Award, if any, unless the Participant has signed and returned to the Company the Award Agreement (or related acknowledgement) in the time period specified in such Award Agreement. In connection with the final payment to a Participant under this Plan, the Company may require a written release of any and all claims against the Company or its affiliates, with respect to all matters arising out of the Participant’s employment with the Company, in such form as provided by the Company in its sole discretion (the “Release”).

Section 5. Forfeiture

Except as otherwise provided in any Award Agreement, if a Participant’s Continuous Service is terminated due to (a) a voluntarily resignation from the Company without Good Reason, or (b) by the Company for Cause, the Participant shall forfeit any and all interest in any Awards held by the Participant to the extent the Participant’s Awards have not already been paid to the Participant. Any forfeited Awards shall be returned to and included in the Bonus Pool Reserve for allocation pursuant to the terms herein.

Section 6. Unfunded Status

All amounts that become payable pursuant to this Plan shall remain general obligations of the Company. All payments made pursuant to this Plan shall come from the general assets of the Company. The payment of any amount is not secured by any specific assets of the Company. No Participant shall be entitled to or have any rights of a stockholder of the Company with respect to any Award granted under this Plan.

Section 7. General Rules Applicable to Awards

All Awards shall be subject to the following:

(a)               All payments with respect to an Award shall be subject to all applicable laws, rules and regulations and to such approvals by government agencies as may be required.

(b)               The Company shall have the right to withhold from payment made under any Awards any federal, state or local taxes as required by law to be withheld with respect to such Awards. Any such taxes are the sole responsibility of the Participant and the Participant shall have no right to indemnification for any or all taxes owed in connection with payment under such Awards.

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(c)               No Award, or any rights thereunder or thereto, may be assigned, transferred or in any other way alienated (or be subject to garnishment, attachment, execution or levy of any kind) by a Participant other than by will or by the laws of descent and distribution.

(d)               Where the day on or by which anything is to be done is not a business day, it shall be done on or by the first business day thereafter.

Section 8. General Provisions

(a)               No Right to Continuous Service. Nothing contained in this Plan shall confer upon any Participant the right to continue in Continuous Service, or affect any rights which the Company may have to terminate the Participant’s Continuous Service for any reason at any time.

(b)               Non-Uniform Determinations. The Board’s determinations of Awards under the Plan need not be uniform and may be made by it selectively among persons who receive or are eligible to receive Awards (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Board shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Awards, as to the person to receive Awards under the Plan.

(c)               Section Headings; Construction. The section headings contained herein are for the purpose of convenience only and are not intended to define or limit the contents of the sections. All words used in this Plan shall be construed to be of such gender or number, as the circumstances require. Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms.

(d)               Governing Law. This Plan, any Award hereunder, any Award Agreement and any conflicts arising hereunder or thereunder or related hereto or thereto shall be governed by, and construed under, the laws of the Commonwealth of Pennsylvania, all rights and remedies being governed by said laws, regardless of the laws that might otherwise govern under applicable principles, to the fullest extent permitted by law, of conflicts of laws.

(e)               Confidentiality. Each Participant agrees to maintain in confidence and not disclose the terms of this Plan, any Award Agreement or any Award granted hereunder (except to such Participant’s immediate family and his or her professional advisors).

(f)                Severability; Entire Agreement. In the event any provision of this Plan or any Award Agreement shall be held illegal, invalid or unenforceable for any reason, the illegality, invalidity or unenforceability shall not affect the remaining provisions of this Plan or any Award Agreement (as applicable) and such illegal, invalid or unenforceable provision shall be deemed modified as if the illegal, invalid or unenforceable provisions had not been included. The Plan and any Award Agreement contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral, with respect to the subject matter thereof.

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(g)               No Third-Party Beneficiaries. Except as expressly provided therein, none of the Plan, any Award or any Award Agreement shall confer on any person other than the Company and the applicable Participant any rights or remedies thereunder.

(h)               Freedom of Action. Nothing contained in the Plan or any Award Agreement shall be construed to prevent the Company from taking any corporate or other action, including, but not limited to, any recapitalization, reorganization, merger, consolidation, dissolution or sale, that is deemed by the Company whether or not such action would have an adverse effect on the Plan or any Awards thereunder. Any solicitation, negotiation or closing of a Sale Transaction shall be subject to the sole and absolute discretion of the Company and there shall be no liability on the part of the Company if a Sale Transaction is not consummated for any reason. The Company shall determine in its sole discretion whether to effect or consummate a Sale Transaction and no Participant shall have any rights to (i) require the Company to enter into a Sale Transaction, (ii) question the price, timing or form of consideration in connection with a Sale Transaction or otherwise object to any Sale Transaction or (iii) object to any third party to a Sale Transaction.

(i)                 Section 409A. It is the intention of the Board that all payments and benefits under this Plan shall be made and provided in a manner that is either exempt from or intended to avoid taxation under Section 409A of the Code, to the extent applicable. Any ambiguity in this Plan shall be interpreted to comply with the foregoing. Each amount payable pursuant to this Plan shall be deemed to be a separate payment for purposes of Section 409A of the Code. For all purposes under the Plan, if and to the extent required to avoid any violation of Section 409A of the Code, any iteration of the word “termination” (e.g., “terminated”) with respect to a Participant’s employment or service, shall mean a separation from service within the meaning of Section 409A of the Code. Notwithstanding the foregoing, neither the Company nor any of its affiliates shall be liable to, and each Participant shall be solely liable and responsible for, any taxes (or penalties) that may be imposed on the Participant under Section 409A of the Code with respect to the Participant’s receipt of any Award and payment thereunder. In no event shall the timing of a Participant’s execution of the Release, directly or indirectly, result in the Participant designating the calendar year of payment, and if a payment that is subject to execution of the Release could be made in more than one taxable year, payment shall be made in the later taxable year. All payments under the Plan shall be paid no later than March 15 of the calendar year following the Vesting Date, subject to the Company’s right to delay any such payments that would jeopardize the Company’s ability to continue as a going concern.

(j)                 Termination and Amendment of the Plan. The Plan shall terminate on the seventh anniversary of the Effective Date or, if earlier, the date that the Company is liquidated, unless the Plan is terminated earlier by the Board in accordance with this Section; provided, however, that the termination of the Plan shall not affect any Sale Transaction which occurs prior to the termination, including any Transaction Consideration that may be received from such Sale Transaction and trigger a Vesting Threshold following such termination. The Board may from time to time suspend, discontinue, terminate, revise or amend (i) the Plan or (ii) any Award Agreement; provided, however, that any such suspension, discontinuance, termination, revision, or amendment which adversely affect the rights of a Participant (y) must be consented to by each such Participant in writing or (z) be necessary to bring the Plan or Award Agreement into compliance with any law or valid and mandatory government regulation.

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(k)               Successors and Assigns. The terms of this Plan shall be binding upon and inure to the benefit of the Company, its subsidiaries and their successors and assigns.

(l)                 Effectiveness of the Plan. This Plan shall be deemed effective as of the Effective Date.

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